EXHIBIT 4.1

NUMBER		UNITS

U-

SEE REVERSE FOR CERTAIN DEFINITIONS	INDUSTRIAL SERVICES ACQUISITION CORP.

CUSIP __________

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT EACH TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT                                                                 is the owner of                                                                                                                                                                          ;          Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of Industrial Services Acquisition Corp., a Delaware corporation (the “Company”), and one warrant (the “Warrants”).  Each Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment).  Each Warrant will become exercisable on the later of (i)                   , 2006 or (ii) the earlier of the Company’s completion of a merger, capital stock exchange, asset acquisition or other similar business combination or the distribution of funds held by that certain trust account for the benefit of the Company’s public stockholders, and will expire unless exercised before 5:00 p.m., New York City Time, on                  , 2010, or earlier upon redemption (the “Expiration Date”).  The Common Stock and Warrants comprising the Units represented by this certificate are transferable separately within the first 20 trading days following the earlier to occur of the exercise in full or expiration of the underwriter's over-allotment option (as described in the Company's prospectus dated  , 2005).  The terms of the Warrants are governed by a Warrant Agreement, dated as of                    , 2005, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.  Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By	Industrial Services Acquisition Corp.
CORPORATE
DELAWARE
Chairman of the Board	SEAL	Secretary
2005

Industrial Services Acquisition Corp.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT -	as tenants by the entireties	(Cust)	(Minor)
JT TEN -	as joint tenants with right of survivorship	under Uniform Gifts to Minors Act
and not as tenants in common
(State)

Additional Abbreviations may also be used though not in the above list.

For value received,                                                         hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                          ;     Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).